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                                                                    EXHIBIT 5.1


                      [Willkie Farr & Gallagher Letterhead]



November 7, 2002

The Pep Boys - Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, Pennsylvania  19132

Ladies and Gentlemen:

We have acted as counsel to The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (the "COMPANY"), The Pep Boys Manny Moe & Jack of California, a California corporation ("PBY - CA"), Pep Boys - Manny, Moe & Jack of Delaware, Inc., a Delaware corporation ("PBY -DE"), and Pep Boys - Manny, Moe & Jack of Puerto Rico, Inc., a Delaware corporation ("PBY - PR" and together with PBY - CA and PBY - DE, the "GUARANTORS" and together with the Company, the "ISSUERS"), in connection with the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed by the Issuers with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), relating to the resale by certain selling security holders of up to $150,000,000 aggregate principal amount of 4.25% Convertible Senior Notes due June 1, 2007 (the "NOTES"), an indeterminate number of shares of common stock, par value $1.00 per share, (the "COMMON STOCK") of the Company, issuable upon conversion of the Notes (the "CONVERSION SHARES"), and the guarantees of Notes by the Guarantors (the "GUARANTEES") and Amendment No. 1 thereto (the "Amendment No. 1"). The Notes were issued under an Indenture, (the "INDENTURE"), dated as of May 21, 2002, among the Company, the Guarantors and Wachovia Bank, National Association (the "TRUSTEE").

The Notes were initially sold by the Company in reliance on Rule 144A under the Act and may be resold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, including Amendment No. 1, and the prospectus contained therein (the "Prospectus") pursuant to Rule 415 under the Act.

In connection with this opinion, we have examined copies of (i) the Registration Statement, (ii) Amendment No. 1, (iii) the Indenture, (iv) the global note certificate No. G-001, registered in the name of Cede & Co., evidencing $150,000,000 aggregate principal amount of the Company's 4.25% Convertible Senior Notes due June 1, 2007, and (v) a form of certificate for the Common Stock, copies of which have been filed with the Commission as exhibits to the Registration Statement. We have also examined executed copies of such corporate documents, agreements, certificates or statements of public officials and corporate officers and other instruments and records of the Issuers as we have deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed (i) the genuineness of all signatures of all parties other than the signatures of the Issuers; (ii) the authenticity of all company and corporate records, agreements, documents, instruments and certificates submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as

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The Pep Boys - Manny, Moe & Jack
November 7, 2002
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conformed, certified or photostatic copies thereof and the authenticity of the originals of such conformed, certified or photostatic copies; (iii) the due authorization of all documents and agreements by all parties thereto other than the Issuers; (iv) the due execution and delivery of all documents and agreements by all parties thereto other than the Issuers; and (v) the legal right and power of all parties other than the Issuers under all applicable laws and regulations to enter into, execute and deliver such agreements and documents. We have further assumed that the Indenture is the legal, valid and binding obligation of the Trustee, enforceable against it in accordance with its terms. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the officers and representatives of the Issuers and of public officials.

A. Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

    1. The Notes have been duly authorized, executed and issued by the Company and, assuming that they have been duly authenticated by the Trustee, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms;

    2. The Conversion Shares have been duly authorized and, when issued and delivered in accordance with the provisions of the Notes and the Indenture, will be validly issued, fully paid and nonassessable; and

    3. The Guarantees have been duly authorized, executed, issued and delivered by the respective Guarantors and, assuming due authentication of the Notes by the Trustee, constitute valid and legally binding obligations of the respective Guarantors enforceable against the respective Guarantors in accordance with their terms.

B. The foregoing opinions and statements are subject to the following assumptions, qualifications and exceptions:

         1. The opinions expressed in paragraphs A.1 and A.3 above are qualified (i) by the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be brought and
               (iii) insofar as proceedings therefor may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including principles of commercial reasonableness and an implied covenant of good faith and fair dealing. Such principles of equity are of general application, and in applying such principles, a court, among other things, might not allow a creditor to accelerate the maturity of a debt, to realize upon any security for the payment of such debt upon the occurrence of a default deemed immaterial, or to exercise any right of set-off with respect to debt which is neither matured nor

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The Pep Boys - Manny, Moe & Jack
November 7, 2002
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               accelerated, or might decline to order the Issuers to
               specifically perform covenants. Insofar as any provisions provide for indemnification or contribution, the enforcement thereof may be limited by federal or state securities laws or public policy considerations.

         2. We are members only of the Bar of the State of New York and the Commonwealth of Pennsylvania and do not purport to be experts in the laws of any jurisdiction other than the State of New York and the Commonwealth of Pennsylvania, except for the Federal laws of the United States of America and the General Corporation Law of the State of Delaware, the opinions expressed herein are accordingly limited to the laws of those jurisdictions.

         3. When used in this opinion, the phrases "known to us" and "to our knowledge" mean the current actual knowledge of attorneys within our firm who are actively involved in representing the Issuers in connection with the matters referred to herein, and who are currently members or associates of our firm.

We hereby confirm to you that the discussion set forth in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences" therein is our opinion, subject to the limitations set forth therein.

We hereby consent to the filing of this letter as opinion as Exhibit 5.1 and
Exhibit 8.1 to the Registration Statement and to the use of our name under the caption "Validity of Securities" in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.



Very truly yours,



/s/ Willkie Farr & Gallagher